SCHEDULE 14A INFORMATION

    Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                          of 1934 (Amendment No. ____)


Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ] Preliminary  Proxy Statement
[ ] Confidential for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional  Materials
[ ] Soliciting  Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12



                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required

[ ]   Fee computed on table below per Exchange Act Rules  14a-6(i)(1)
      and 0-11

1)    Title of each class of securities to which transaction applies:

2)    Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)    Proposed maximum aggregate value of transaction:

5)    Total fee paid:


[   ] Fee paid previously with preliminary materials.

[   ] Check box if any part of the fee is offset as  provided  by  Exchange
      Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:
1)    Amount Previously Paid:
2)    Form, Schedule or Registration Statement No.:
3)    Filing Party:
4)    Date Filed:

                            KINNARD INVESTMENTS, INC.






                                    NOTICE OF
                                 ANNUAL MEETING
                                 OF SHAREHOLDERS




                                  May 20, 1999

                            KINNARD INVESTMENTS, INC.


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  May 20, 1999


TO THE SHAREHOLDERS OF KINNARD INVESTMENTS, INC.

         The 1999 Annual Meeting of Shareholders of Kinnard Investments, Inc. will be held at the Northland Inn, 7025 Northland Drive, Brooklyn Park, Minnesota, at 3:30 p.m. (Minneapolis time) on Thursday, May 20, 1999, for the following purposes:

         1. To consider and act upon a proposal to adopt an amendment to the Bylaws to provide for staggered election of directors.

         2. To set the number of members of the Board of Directors at eight (8).

         3.       To elect members of the Board of Directors.

         4. To take action on any other business that may properly come before the meeting or any adjournment thereof.

         Accompanying this Notice of Annual Meeting is a Proxy Statement, form of Proxy and the Company's Annual Report to Shareholders for the year ended December 31, 1998.

         Only Shareholders of record as shown on the books of the Company at the close of business on April 9, 1999, will be entitled to vote at the Meeting or any adjournment thereof. Each Shareholder is entitled to one vote per share on all matters to be voted on at the Annual Meeting.

         Please note that whether you own one or many shares, it is important that your shares of Common Stock be represented at the Annual Meeting. Therefore, please complete, date and sign the enclosed form of Proxy and mail it promptly in the enclosed envelope.

                                            BY ORDER OF THE BOARD OF DIRECTORS


                                            George F. Stroebel
                                            Secretary

Dated:   April 16, 1999
         Minneapolis, MN

                            KINNARD INVESTMENTS, INC.

                         Annual Meeting of Shareholders

                                  May 20, 1999

                                 PROXY STATEMENT


         The accompanying Proxy is solicited by the Board of Directors of Kinnard Investments, Inc. (the "Company") for use at the Annual Meeting of Shareholders of the Company to be held Thursday, May 20, 1999, at the location and for the purposes set forth in the Notice of Annual Meeting, and at any adjournment thereof.

         The cost of soliciting Proxies, including the preparation, assembly and mailing of the Proxies and soliciting material, as well as the cost of forwarding such material to the beneficial owners of stock, will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular remuneration, solicit Proxies personally or by telephone.

         Any shareholder giving a Proxy may revoke it at any time prior to its use at the Annual Meeting by giving written notice of such revocation to the Secretary or other officer of the Company or by filing a new written Proxy with an officer of the Company. Personal attendance at the meeting is not, by itself, sufficient to revoke a Proxy unless written notice of the revocation or a subsequent Proxy is delivered to an officer before the revoked or superseded Proxy is used at the meeting.

         Proxies not revoked will be voted in accordance with the choice specified by shareholders by means of the ballot provided on the Proxy for that purpose. Proxies which are signed but which lack any such specification will, subject to the following, be voted in favor of the proposals set forth in the Notice of Meeting and in favor of the number and slate of directors proposed by the Board of Directors and listed herein. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Abstentions, therefore, as to any proposal will have the same effect as votes against such proposal. If a broker returns a "non-vote" proxy, indicating a lack of voting instruction by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote shall be deemed present at the Meeting for purposes of determining a quorum but shall not be deemed to be represented at the Meeting for purposes of calculating the vote required for approval of such matter.

         The mailing address of the principal executive office of the Company is Kinnard Financial Center, 920 Second Avenue South, Minneapolis, Minnesota 55402.

The Company expects that this Proxy Statement, the related Proxy and Notice of Meeting will first be mailed to Shareholders on April 16, 1999.


                      OUTSTANDING SHARES AND VOTING RIGHTS

         The Board of Directors of the Company has fixed April 9, 1999, as the record date for determining shareholders entitled to vote at the Annual Meeting. Persons who were not shareholders on such date will not be allowed to vote at the Annual Meeting. At the close of business on April 9, 1999, 5,096,215 shares of the Company's Common Stock, par value $.02, were issued and outstanding. The Common Stock is the only outstanding class of capital stock of the Company entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter to be voted upon at the meeting. Holders of Common Stock are not entitled to cumulative voting rights.


                             PRINCIPAL SHAREHOLDERS

         The following table provides information concerning persons known to the Company to be the beneficial owners of more than 5% of the Company's outstanding Common Stock as of April 9, 1999:

                                    Shares                Percent
Name and Address                    Beneficially          of
of Beneficial Owner                 Owned (1)             Class (2)
-------------------                 ------------          ---------

William F. Farley                   726,604  (3)           13.2%
920 Second Avenue S.
Minneapolis, MN 55402

John G. Kinnard and                 676,696  (4)           13.3%
  Company, Incorporated
  Employee Stock Owner-
  ship Plan and Trust
920 Second Ave. S.
Minneapolis, MN 55402

Robert S. Spong                     307,415  (5)            6.0%
920 Second Avenue S.
Minneapolis, MN  55402

Dimensional Fund Advisors, Inc.     275,200                 5.4%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA  90401-1038

(1) Unless otherwise indicated, each person or entity named or included in the group has sole power to vote and sole power to direct the disposition of all shares listed as beneficially owned by such person or entity.

(2) Shares not outstanding but deemed beneficially owned by virtue of the individual's right to acquire them as of April 9, 1999, or within 60 days of such date are treated as outstanding only when determining the percent of the class owned by such individual and when determining the percent owned by the group.


(3) Includes 391,000 shares which may be purchased pursuant to options and warrants which were exercisable as of April 9, 1999, or will become exercisable within 60 days of such date, 78 shares allocated to his account under the ESOP and 4,526 shares held for Mr. Farley in the Company's 401(k) Profit Sharing account (over which Mr. Farley has dispositive power but not voting power).


 (4) Such shares are held in trust for the benefit of participants in the John G. Kinnard and Company, Incorporated Employee Stock Ownership Plan and Trust (the "ESOP"). The participants have voting power over shares held by the ESOP which have been allocated to their accounts, and the Trustees vote shares, if any, which have not been allocated to participants' accounts.

 (5) Includes 117,297 shares held by Mr. Spong's wife, 12,458 shares allocated to his account under the ESOP and 72,507 shares held for Mr. Spong in the Company's 401(k) Profit Sharing account (over which Mr. Spong has dispositive power but not voting power).


                            MANAGEMENT SHAREHOLDINGS

         The following table sets forth the number of shares of Common Stock beneficially owned as of April 9, 1999, by each director and nominee for director of the Company, by each executive officer of the Company named in the Summary Compensation table, and by all directors and executive officers (including the named individuals) as a group:


                                   Shares                    Percent
Name of                            Beneficially              of
Beneficial Owner                   Owned (1)                 Class (2)
----------------                   ------------              ---------
William F. Farley                  726,604  (3)               13.2%
Robert S. Spong                    307,415  (4)                6.0%
Andrew J. O'Connell                133,324  (5)                2.6%
Stephen H. Fischer                 110,642  (6)(7)             2.2%
George F. Stroebel                  30,000  (8)                 *
Daniel R. Sass                      19,190  (9)                 *

John J. Fauth                       12,500  (7)(10)             *
Ronald A. Erickson                  12,500  (7)(10)             *
John H. Grunewald                    7,500  (7)(10)             *
Robert D. Potts                          0                      *
All Directors and Executive
  Officers as a Group
  (10 persons)                   1,359,675  (11)              24.5%

*Less than one percent


(1)      See footnote (1) to preceding table.

(2)      See footnote (2) to preceding table.

(3) Includes 391,000 shares which may be purchased pursuant to options and warrants which were exercisable as of April 9, 1999, or will become exercisable within 60 days of such date and 78 shares allocated to his account under the ESOP.

(4) Includes 117,297 shares held by Mr. Spong's wife, 12,458 shares allocated to his account under the ESOP and 72,507 shares held for Mr. Spong in the Company's 401(k) Profit Sharing account (over which Mr. Spong has dispositive power but not voting power).

(5) Includes 36,000 shares which may be purchased pursuant to options which were exercisable as of April 9, 1999, or will become exercisable within 60 days of such date, and 24,001 shares allocated to the ESOP accounts of Mr. O'Connell (19,299 shares) and his wife (4,702 shares) and 45,923 shares held for Mr. O'Connell in the Company's 401(k) Profit Sharing account (over which Mr. O'Connell has dispositive power but not voting power). Mr. O'Connell disclaims beneficial ownership of the shares allocated to his wife's ESOP account.

(6) Includes 5,000 shares which may be purchased pursuant to options which were exercisable as of April 9, 1999 or will become exercisable within 60 days of such date.

(7) Does not include 2,500 shares which will become purchasable by such individual on May 20, 1999 pursuant to an automatic grant under the Company's 1997 Stock Option Plan if such individual is re-elected as a director of the Company

(8) Includes 5,000 shares which may be purchased pursuant to options which were exercisable as of April 9, 1999 or will become exercisable within 60 days of such date.

 (9) Includes 9,000 shares which may be purchased pursuant to options which were exercisable as of April 9, 1999, or will become exercisable within 60 days of such date, 2,492 shares allocated to Mr. Sass' account under the ESOP and 1,998 shares held for Mr. Sass in the Company's 401(k) Profit Sharing Plan (over which Mr. Sass has dispositive power but not voting power).

(10) Includes 2,500 shares which may be purchased pursuant to options which were exercisable as of April 9, 1999 or will become exercisable within 60 days of such date.

(11) Includes 453,500 shares which may be purchased pursuant to options and warrants which were exercisable as of April 9, 1999, or will become exercisable within 60 days of such date, 39,029 shares allocated to accounts under the ESOP, and 124,953 shares held in the Company's 401(k) Profit Sharing Plan (over which participants have dispositive power but not voting power).

                              AMENDMENTS TO BYLAWS
                                  (Proposal #1
                          Text attached as Appendix A)

         Staggered Election of Directors. Directors are currently elected to the Company's Board of Directors at each annual meeting for a term that expires at the next annual meeting of shareholders. The Bylaws of the Company currently provide that the number of directors shall not be less than the minimum required by law, which is one, and that such number shall be determined at each annual meeting by the shareholders. Like the current Bylaws, proposed Section 3.2 also provides that the shareholders shall determine the number of directors at each annual meeting, but restricts the number of directors to not less than three and provides that the Board shall be divided into three classes of directors.

         If the proposed amendments to Bylaw Sections 3.2 and 3.3 are adopted, the Company's directors will be divided into three classes. It is also proposed that eight directors be elected at the 1999 annual meeting. Three directors will be elected to serve for a term of one year expiring at the 2000 annual meeting of shareholders (Class I); three directors will be elected to serve for a term of two years expiring at the 2001 annual meeting of shareholders (Class II); and two directors will be elected to serve for a term of three years expiring at the 2002 annual meeting of shareholders (Class III), and in all cases until their respective successors are duly elected and qualified. See Proposals #2 and #3, "Election of Directors," as to the composition of each class of directors if this proposal is adopted. Starting with the 2000 annual meeting of shareholders, one class of directors will be elected each year for a three-year term. If the proposed amendments to the Bylaws are not adopted, it is proposed that the eight directors nominated by the Board of Directors and identified in Proposals #2 and #3 below be elected for a term of one year and until their successors have been duly elected and qualified.

         Number of Directors; Removal of Directors. As under the Bylaws currently in effect, proposed Section 3.2 provides that the number of directors shall be determined at each annual meeting and that between annual meetings the authorized number of directors may be increased by the shareholders or the Board of Directors. However, proposed Section 3.2 would require that any increase or decrease, whether instituted by the directors or by the shareholders at an annual meeting, be apportioned among the classes so as to maintain, as nearly as possible, an equal number of directors in each class. As provided in the Bylaws currently in effect, no decrease may shorten the term of an incumbent director.

         Reasons and Effects; Possible Advantages. The proposed amendments to the Bylaws are designed to obtain for the Company the benefits of greater continuity of membership on the Board and to obtain from directors a longer term commitment to service on the Board. The proposed amendment does not, however, change the provisions of the existing Bylaws or Minnesota Statutes which allow shareholders to remove directors with or without cause and, therefore, does not have any anti-takeover effect.

         Vote Required. The Company's Board of Directors has determined that the amendments to the Company's Bylaws described above are advisable and has voting unanimously to propose and recommend that the Company's Bylaws be amended as set forth in Appendix A to this Proxy Statement. Under applicable Minnesota law, adoption of the amendments to the Bylaws requires the affirmative vote of the holders of the greater of (1) a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter or (2) a majority of the voting power of the minimum number of shares that would constitute a quorum for the transaction of business at the Annual Meeting.


                              ELECTION OF DIRECTORS
                              (Proposals #2 and #3)

General Information

         The Board of Directors recommends that the Bylaws of the Company be amended to provide for the election of three classes of directors with staggered terms. This proposed amendment is described above at Proposal #1. The Board recommends that the number of directors be set at eight and that eight directors be elected, two directors for a term of three years as Class III, three directors for a term of two years as Class II, and three directors for a term of one year as Class I. All directors so elected will hold office until their successors have been duly elected and qualify. If Proposal #1 relating to the classification of the Board of Directors is not approved, it is proposed that eight directors be elected at the meeting to hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified. Under applicable Minnesota law, approval of the proposal to set the number of directors at eight, as well as the election of each nominee, requires the affirmative vote of the holders of the greater of (1) a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter or (2) a majority of the voting power of the minimum number of shares that would constitute a quorum for the transaction of business at the Annual Meeting.

         In the absence of other instructions, each proxy will be voted for each of the nominees listed below who have been nominated by the Board of Directors into the classes and for the terms indicated following each nominee's name in the biographical section below. If Proposal #1 relating to the classification of the Board of Directors is not adopted, the proxies solicited hereby will, unless authority is withheld, be voted for the election as directors of the eight individuals named below for a term of one year until the next annual meeting of shareholders and until their successors have been duly elected and qualify.

         All of the nominees are members of the present Board of Directors. If, prior to the meeting, it should become known that any of the nominees will be unable to serve as a director after the meeting by reason of death, incapacity or other unexpected occurrence, the proxies will be voted for such substitute nominee as is selected by the Board of Directors or, alternatively, not voted for any nominee. The Board of Directors has no reason to believe that any nominee will be unable to serve.



Nominee                       Current Position(s)         Principal Occupation(s)                 Director
and Class            Age      With Company                During Past Five Years                  Since
---------            ---      -------------------         -----------------------                 ----------
William F. Farley    55       Chief Executive Officer,    Chief Executive Officer and Chairman    April 1997
(Class III)                   Chairman and Director       since May 1998, Chief Executive
                                                          Officer and Chairman
                                                          of John G. Kinnard and
                                                          Company, Incorporated
                                                          ("JGK") since April
                                                          1997. From April 1996
                                                          to April 1997,
                                                          independent investor.
                                                          From March 1990 to
                                                          April 1996, Vice
                                                          Chairman of US Bancorp
                                                          (formerly First Bank
                                                          System).

Robert S. Spong      64       Director                    Senior Vice President of JGK.           May 1981
(Class I)

Stephen H. Fischer   55       Director                    Independent investor, business          February 1991
(Class I)                                                 consultant and investment executive
                                                          since February 1998.
                                                          Chief Executive
                                                          Officer (from March
                                                          1992 to February 1998)
                                                          and President and
                                                          Chief Financial
                                                          Officer (from August
                                                          1986 to February 1993)
                                                          of PRIMEVEST Financial
                                                          Services, Inc., a
                                                          subsidiary of
                                                          ReliaStar Financial
                                                          Corporation. Treasurer
                                                          of the Company from
                                                          February 1993 to
                                                          November 1996.

Andrew J. O'Connell  44       Director                    Investment Executive with JGK since     July 1994
(Class II)                                                1978.  Senior Vice President of JGK
                                                          since May 1992.



John J. Fauth        53       Director                    President and Chief Executive Officer   July 1997
(Class I)                                                 of The Churchill Companies, a private
                                                          investment company, since 1982.

John H. Grunewald    62       Director                    Independent investor since January      January 1998
(Class III)                                               1997.  From September 1993 to January
                                                          1997, Chief Financial
                                                          Officer of Polaris
                                                          Industries, a
                                                          manufacturer of
                                                          recreational vehicles.
                                                          From July 1976 to June
                                                          1993, Chief Financial
                                                          Officer of Pentair,
                                                          Inc., a diversified
                                                          industrial
                                                          manufacturer. Also, a
                                                          director of the
                                                          following public
                                                          companies: Nash Finch
                                                          Company and Advantage
                                                          Learning Systems, Inc.

Ronald A. Erickson   62       Director                    President since 1970 of Holiday         January 1998
(Class II)                                                Companies, a private business entity
                                                          owning and operating
                                                          gasoline/convenience stores,
                                                          supermarkets, sporting goods stores
                                                          and wholesale food distribution
                                                          businesses.  Also a director of
                                                          Carriage Services, Inc.

Robert D. Potts      56       Director                    Consultant since January 1998.  From    May 1999
(Class II)                                                April 1994 to December 1997,
                                                          Director, President
                                                          and Chief Operating
                                                          Officer, and from
                                                          October 1993 to April
                                                          1994 Executive Vice
                                                          President of GreenTree
                                                          Financial Corporation,
                                                          a diversified
                                                          financial services
                                                          company.


Board and Committee Meetings

         The Board of Directors has the following Committees: Compensation, Audit and Executive. The Compensation Committee reviews and recommends compensation for officers and directors of the Company and administers the Company's employee stock plans. The Compensation Committee consists of Messrs. Ronald A. Erickson and John J. Fauth, and met two times during fiscal 1998. The Audit Committee reviews with the Company's independent accountants the annual financial statements and the results of the annual audit. The Audit Committee consists of Messrs. Stephen H. Fischer, John H. Grunewald and Robert D. Potts, and met four times during 1998. The Executive Committee is composed of the five outside directors, Messrs. Erickson, Fauth, Fischer, Grunewald and Potts, and its function is to represent the full board on issues that require independence. The Executive Committee met two times in 1998.

         During fiscal 1998, the Board of Directors held seven meetings. Each incumbent director attended 75% or more of the total number of meetings (held during the period(s) for which he has been a director or served on committee(s)) of the Board and of committee(s) of which he was a member.

Directors Fees

         Under current compensation plans, the Company pays the directors who are not employees of the Company or a subsidiary, for their services as directors of the Company, the sum of $750 per month plus $500 per regular board meeting and $250 per special board and each committee meeting attended.

         Under the Company's 1997 Stock Option Plan, each nonemployee director receives, upon election or re-election to the Board by the shareholders, an option to purchase 2,500 shares of the Company's Common Stock at a price equal to the fair market value of the Company's Common Stock as defined in the Plan. On May 21, 1998 the Company granted options to purchase 2,500 shares, at an option price of $6.875 per share, to Messrs. Erickson, Fauth, Fischer, and Grunewald, who were re-elected as directors at the 1998 annual meeting of shareholders.

Certain Relationships and Related Transactions

         (a) Andrew J. O'Connell and Robert S. Spong, directors of the Company, are employees of JGK. They earned in 1998 commissions, bonuses and other compensation and benefits from JGK, on the same bases and under the same policies as other employees, in the aggregate amounts of $618,823 and $181,984, respectively.

         (b) Certain directors and officers of the Company (and members of the immediate families of such persons) maintain margin accounts with JGK and have margin account indebtedness outstanding from time to time. All such indebtedness is incurred in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than normal risk of collectibility or present other unfavorable features.

         (c) In October 1996, the Company entered into a Deferred Compensation Agreement with Stephen H. Fischer in connection with the Company's sale of PRIMEVEST Financial Services, Inc., which provided for the payment to Mr. Fischer of the sum of $100,000 plus interest at a rate equal to Prime plus one point on the earlier of (i) January 4, 1999, (ii) within 60 days after a "change of control" as defined in such Agreement or (iii) Mr. Fischer's death. Such amount was paid to Mr. Fischer in January 1999.

         (d) In conjunction with Mr. Farley's employment agreement dated April 7, 1997, the Company loaned Mr. Farley $95,000 in exchange for a non-interest bearing promissory note which is due at the termination of his employment.

         (e) In conjunction with Mr. Stroebel's employment agreement dated February 23, 1998, the Company loaned Mr. Stoebel an amount sufficient to purchase 25,000 shares of the Company's common stock at market prices. The loan accrues interest at the broker call rate, and interest and principal are due and payable on the fifth anniversary of issuance. The principal balance of the note at December 31, 1998 was $154,856.


                             EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

         Compensation Committee Interlocks and Insider Participation. The Compensation Committee of the Board of Directors during fiscal 1998 was composed of two outside directors, Ronald A. Erickson and John J. Fauth, and a third director, Robert S. Spong. The Committee is responsible for developing and making recommendations to the Board with respect to the compensation to be paid to the Chief Executive Officer of the Company and to the other principal executive officers of the Company and its operating subsidiary, JGK.

         Overview and Philosophy. The Company's executive compensation program is comprised of base salaries, annual cash bonuses, long-term incentive compensation in the form of stock options, and various benefits, including participation in the Company's pension plan and employee stock ownership plan ("ESOP"), both of which are generally available to all employees of the Company and have contribution formulas which are related to the Company's performance and vesting schedules which reward long-term service to the Company.

         The Company has followed a policy of paying annual base salaries which are less than the industry's average as reported by the Securities Industry Association and relying on annual cash bonuses and long-term incentive compensation to retain executive officers. The Compensation Committee believes long-term incentives enhance the concept of ownership which emphasize profits and directly ties executive compensation to shareholder value. Annual cash bonuses and long-term stock option incentives are tied to the profitability and goals of the Company.

         Compensation. The Company has continued the compensation policies and practices which have included moderate increases during profitable periods and reductions during unprofitable periods. Base salaries of some officers were increased in 1998 to reflect individual performance and responsibilities.

         Contributions to the Company's pension plan and ESOP are determined for executive officers on the same basis as for all other employees. Annual contributions to the pension plan are made at the rate of 5% of total compensation paid during the year subject to IRS limitations. Contributions to the ESOP are made at the discretion of the Company's Board of Directors. No contribution was made to the ESOP for calendar year 1998.

         The Company provides medical and insurance benefits to its executive officers which are generally available to all Company employees. Some executive officers of the Company participate in the Company's employee stock purchase plan which is also generally available to all employees and to which the Company does not contribute. The amount of perquisites allowed to executive officers, as determined in accordance with the rules of the Securities and Exchange Commission, did not exceed 10% of salary for 1998.

         Chief Executive Officer Compensation. In May 1998, William F. Farley was named Chief Executive Officer and Chairman of Kinnard Investments, Inc., in addition to his position as Chief Executive Officer and Chairman of JGK. Mr. Farley was paid during 1998 pursuant to the terms of his employment contract dated April 7, 1997.

                                           Ronald A. Erickson
                                           John J. Fauth
                                           Robert S. Spong
                                           Members of the Compensation Committee

Summary Compensation Table

         The following table sets forth certain information regarding compensation earned during each of the Company's last three fiscal years by each of the Company's executive officers whose salary and bonus compensation exceeded $100,000 for fiscal 1998.



                                                                              Long Term
                                                                            Compensation
                                              Annual Compensation             Awards
                                          ---------------------------       ------------
                                                                             Securities
                                                                             Underlying           All Other
Name and Principal            Fiscal                                           Options          Compensation
Position                       Year        Salary ($)1      Bonus ($)         /SARs (#)             ($)
------------------------------ ------      ----------       ---------         ---------         ------------
William F. Farley, Chief       1998         250,000          250,000                 0              6,958(2)
Executive Officer and          1997         185,577          280,000           165,000                  0
Chairman


Daniel R. Sass,                1998          93,334           10,000                 0              5,241(3)
Treasurer                      1997          85,002           18,750                 0              5,708
                               1996          75,012           95,000             5,000             15,928


George F. Stroebel,            1998         148,846                0            25,000                  0
Secretary

1        Includes commission income.
2        Amount reflects Company contributions to the Pension Plan and ESOP of $6,250 and $708, respectively.
3        Amount reflects Company contributions to the Pension Plan and ESOP of $4,667 and $574, respectively.


Employment Agreements

         (a) The Company has entered into an employment agreement with William
F. Farley pursuant to which he was elected President, Chief Executive Officer and Chairman of the Board of Directors of JGK and Chief Operating Officer and a director of the Company. The Agreement will expire December 31, 1999 subject to annual one-year extensions if notice of termination is not given by either party six months prior to an expiration date. Mr. Farley was paid base salary at a rate of $250,000 per annum in 1998 and was guaranteed a minimum bonus for 1998 of $250,000. For 1999 and any extension years, his base salary and bonus is to be subject to a plan to be adopted by the Board of Directors. In addition, Mr. Farley will participate in all Company and JGK employee benefit plans and be reimbursed for certain expenses.

         Mr. Farley's agreement contains provision for payments to him in the event of his termination of employment with the Company and JGK for certain reasons. If he is terminated by the Company without "cause" or resigns for "good reason," as such terms are defined in the agreement, he will be paid his base salary, bonus and benefits for the balance of the term of the agreement. In addition, he will be paid his base salary and a bonus equal to two times his base salary, for an additional 12 months. Further, Mr. Farley will become vested in all stock options, benefits and perquisites to which he would have been entitled to receive had he remained through the term of the agreement.

         In the event of a "change of control" in the Company, as defined in the employment agreement, vesting of Mr. Farley's stock options will accelerate and he will be entitled to payment to cover all base salary, bonuses, benefits and perquisites that he would receive if he were to remain employed for an additional 36 months at his then current base salary, with his annual bonus calculated at two times his current base salary. The payment will not be made during any month following the change of control in which he continues in the employment of the Company. If the change of control is not initiated by the Company, payments to Mr. Farley will be grossed up to adjust for the impact of any excise tax imposed on amounts exceeding limits under the Internal Revenue Code.

         Mr. Farley is subject to confidentiality restrictions under the terms of his employment agreement and may not compete with the Company or its subsidiaries for the longer of the period one year after his termination of employment or until December 3, 1999.

         (b) The Company has entered into an employment agreement with George F. Stroebel pursuant to which he was elected Senior Vice President, Director of Corporate Development of JGK. The Agreement will expire September 1, 1999, after which employment will continue at will. Pursuant to such Agreement, Mr. Stroebel receives an annual salary of $180,000, may receive an annual discretionary bonus, will participate in all Company and JGK employee benefit plans, and was granted an option to purchase 25,000 shares at an exercise price of $6.06 per share.

Option/SAR Grants During 1998 Fiscal Year

         The following options were granted to the named executive officers during fiscal 1998. The Company has not granted any stock appreciation rights.



                                                                                             Potential Realizable
                                                                                               Value at Assumed
                                                                                            Annual Rates of Stock
                                                                                            Price Appreciation for
                                    Individual Grants                                            Option Term
------------------------------------------------------------------------------------        ----------------------
                        Number of
                       Securities    Percent of Total
                       Underlying      Options/SARs
                       Options/SARs     Granted to       Exercise or
                        Granted         Employees        Base Price      Expiration
Name                      (#)          in Fiscal Year      ($/Sh)            Date          5% ($)          10% ($)
----                    -------       --------------     ---------         -------      ----------     ------------
William F. Farley              0            --                --              --              --             --

Daniel R. Sass                 0            --                --              --              --             --

George F. Stroebel        25,000(1)         10%               $6.06          2/23/04         51,524        116,891



1 Option was granted on February 23, 1998, and vests at a rate of 20% per year beginning February 15, 1999.

Option/SAR Exercises During 1998 Fiscal
Year and Fiscal Year End Option/SAR Values

         The following table provides information related to options exercised by the named executive officers during the 1998 fiscal year and the number and value of options held at fiscal year end.



                                                                                                      Value of
                                                                                 Number of          Unexercised
                                                                                Unexercised         In-the-Money
                                                                              Options/SARs at     Options/SARs at
                                                                                 FY-End (#)          FY-End ($)
                                       Shares Acquired         Value            Exercisable/        Exercisable/
Name                                   on Exercise (#)      Realized ($)       Unexercisable       Unexercisable1
----                                   ---------------      ------------       -------------       --------------
William F. Farley                             0                 N/A            66,000 / 99,000          0 / 0
Daniel R. Sass                                0                 N/A             9,000 / 0           2,844 / 0
George F. Stroebel                            0                 N/A                 0 / 25,000          0 / 0



1 Based on the difference between the closing price of the Company's Common Stock as reported by Nasdaq at fiscal year end and the option exercise price.


Stock Performance Chart

         The following chart compares the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock during the five fiscal years ended December 31, 1998 with the cumulative total return on the Nasdaq Composite Index and the Nasdaq Financial Index. The comparison assumes $100 was invested on December 31, 1993 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.


             12/31/93    12/31/94   12/31/95   12/31/96    12/31/97   12/31/98

Kinnard       $100.00     $ 39.57   $ 77.29     $122.60     $149.26    $101.28

Nasdaq
Composite     $100.00     $ 97.75   $138.26     $170.01     $208.58    $293.21

Nasdaq
Financial     $100.00     $100.24   $145.98     $187.13     $285.87    $276.58

                          INDEPENDENT PUBLIC ACCOUNTANT

         On June 30, 1997, the Company dismissed Deloitte & Touche, LLP ("Deloitte") as its independent auditor. Deloitte's reports on the Company's financial statements for the prior two years had not contained any adverse opinion or disclaimer of opinion, or been qualified or modified as to uncertainty, audit scope or accounting principles. The dismissal of Deloitte was recommended by the Audit Committee and approved by the Board of Directors of the Company.

         During the Company's two most recent fiscal years and the subsequent interim period preceding Deloitte's dismissal, there were no disagreements between the Company and Deloitte regarding any matter of the Company's accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the subject matter of the disagreement in connection with its report on the Company's financial statements.

         The Company dismissed Deloitte as its auditor because, in the Company's view, the filing of a class action lawsuit against the Company involving a company whose financial statements were audited by Deloitte may impair, or may be perceived by others as impairing, Deloitte's independence with respect to future services to the Company.

         KPMG Peat Marwick LLP has been selected by the Board of Directors as the Company's independent auditor for the current fiscal year. Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting, will be given an opportunity to make a statement regarding financial and accounting matters of the Company if they so desire, and will be available at such meeting to respond to appropriate questions from the Company's shareholders.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders ("Insiders") are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based on a review of the copies of such reports furnished to the Company, during the fiscal year ended December 31, 1998, all Section 16(a) filing requirements applicable to Insiders were complied with except that Mr. John J. Fauth was late filing a Form 4 covering one transaction.

                              SHAREHOLDER PROPOSALS

         Any appropriate proposal submitted by a shareholder of the Company and intended to be presented at the annual meeting in calendar year 2000 must be received by the Company by December 17, 1999, to be includable in the Company's proxy statement and related proxy for the 2000 annual meeting.

         Also, if a shareholder proposal intended to be presented at the 2000 annual meeting but not included in the Company's proxy statement and proxy is received by the Company after March 2, 2000, then management named in the Company's proxy form for the 2000 annual meeting will have discretionary authority to vote the shares represented by such proxies on the shareholder proposal, if presented at the meeting, without including information about the proposal in the Company's proxy materials.

                                 OTHER BUSINESS

         Management knows of no other matters to be presented at the meeting. If any other matter properly comes before the meeting, the appointees named in the Proxies will vote the Proxies in accordance with their best judgment.

                          ANNUAL REPORT TO SHAREHOLDERS

         A copy of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 1998, including its Report on Form 10-K filed with the Securities and Exchange Commission, accompanies this Notice of Annual Meeting and Proxy Statement. No part of such Annual Report is incorporated herein and no part thereof is to be considered proxy soliciting material.


Dated:   April 16, 1999
         Minneapolis, MN

                                   APPENDIX A


                                    PROPOSED
                              AMENDMENTS OF BYLAWS



         RESOLVED, that Sections 3.2 and 3.3 of the Bylaws of Kinnard Investments, Inc. be amended in their entirety to read as follows:

         3.2) Number of Directors. At each annual meeting of shareholders, the shareholders shall determine the number of directors, which shall be not less than three. Between annual meetings of shareholders, the authorized number of directors may be increased by the shareholders or by the board of directors or decreased by the shareholders. However, notwithstanding the foregoing no increase or decrease in the number of directors may be effected except according to the provisions contained in Section 3.3.

         3.3) Election of Directors and Term of Office. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. At the 1999 Annual Meeting of Shareholders, Class I directors shall be elected for a one-year term, Class II directors for a two-year term and Class III directors for a three-year term. At each succeeding annual meeting of the shareholders beginning in 2000, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, or until his or her earlier death, resignation, disqualification or removal from office. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain, as nearly as possible, an equal number of directors in each class. In the event an increase or decrease makes it impossible to maintain an equal number of directors in each class, increases shall be allocated to the class or classes with the longest remaining term, and decreases shall be allocated to the class with the shortest remaining term. Any director elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class. In no event will a decrease in the number of directors result in the elimination of an entire class of directors, cause any class to contain a number of directors two or more greater than any other class, or shorten the term of any incumbent director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

                            KINNARD INVESTMENTS, INC.
                            PROXY FOR ANNUAL MEETING
                                  May 20, 1999


         The undersigned hereby appoints WILLIAM F. FARLEY and GEORGE F. STROEBEL, and each of them, with full power of substitution, his or her Proxies to represent and vote, as designated below, all shares of the Common Stock of Kinnard Investments, Inc. registered in the name of the undersigned at the 1999 Annual Meeting of Shareholders of the Company to be held at the Northland Inn, 7025 Northland Drive, Brooklyn Park, Minnesota, at 3:30 p.m., Minneapolis time, on May 20, 1999, and at any adjournment thereof. The undersigned hereby revokes all proxies previously granted with respect to such Meeting.

         The Board of Directors recommends that you vote FOR each proposal.

         1. Amend the Bylaws to provide for staggered election of directors.

                  [   ]  FOR              [   ]  AGAINST        [   ]  ABSTAIN

         2. Set the number of directors at eight (8).

                  [   ]  FOR              [   ]  AGAINST        [   ]  ABSTAIN

         3. Elect directors. Nominees: J. Fauth, S. Fischer, R. Spong - Class I; one-year term. R. Erickson, A. O'Connell, R. Potts Class II; two-year term. W. Farley, J. Grunewald - Class III; three-year term.

              [   ] FOR all nominees listed     [  ] WITHHOLD AUTHORITY to
                    above (except those whose        vote for all nominees names
                    have been written                listed above
                    on the line below)

           --------------------------------------------------------------------

         4. Other Matters. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN FOR A PARTICULAR PROPOSAL, WILL BE VOTED FOR SUCH PROPOSAL.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


                                                     Date _______________, 1999

                                                     __________________________

                                                     __________________________
                                                     PLEASE DATE AND SIGN ABOVE
                                                     exactly as name appears at
                                                     the left, indicating, where
                                                     proper, official position
                                                     or representative capacity.
                                                     For stock held in joint
                                                     tenancy, each joint owner
                                                     should sign.